U.S. Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 31, 2021

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Commission File No. 033-09218

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DKG Capital Inc.

(Exact name of small business issuer as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-55650 (Commission File Number)	46-3787845 (I.R.S. Employer Identification No.)

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Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.	VG1110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954 837 6833

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common and Preferred	DKGH	OTC MARKETS

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT.

On August 19 2021, a majority stakeholder David Philip Barlow has acquired the controlling interest in the company. This includes 10 million of outstanding preferred shares and 100 million common shares from Emry Capital.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. David Philip was elected to the Board of Directors. Mr. Philip will act in a capacity of President, Treasurer and Secretary of DKG Capital.

Mr. Zoran Cvetojevic and Ms. Roxanne Rojas who served as interim management with their resignations will no longer serve in this their positions, nor be affiliated with the company.

The new corporate website of the issuers is https://fvpholdings.com/.

The issuers new corporate mailing address is Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. VG1110.

ITEM 8.01 - OTHER EVENTS.

The company has appointed new management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DKG Capital, Inc

By:	/s/ Zoran Cvetojevic
Director

Date:  September 7, 2021

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